UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C. 20549

                                   FORM 8-K

                                CURRENT REPORT

   Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

   Date of Report (Date of earliest event reported) -- October 16, 1996


                            BCP/ESSEX HOLDINGS INC.
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            (Exact name of registrant as specified in its charter)


      DELAWARE                      1-10211                     13-3496934
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   (State or other jurisdiction    (Commission            (I.R.S. Employer
    of incorporation)              File Number)        Identification No.)



   1601 WALL STREET, FORT WAYNE, INDIANA                             46802
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   (Address of principal executive offices)                     (Zip Code)


   Registrant's telephone number, including area code:  (219) 461-4000


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   (Former name or former address, if changed since last report.)





   Item 5.        Other Events.


     On October 16, 1996 the registrant issued the press release attached hereto as Exhibit 20.1, which is incorporated herein by reference.


   Item 7.        Financial Statements and Exhibits.

          (a)     Financial Statements of Business Acquired:
                  Not applicable.

          (b)     Pro Forma Financial Information:
                  Not applicable.

          (c)     Exhibits:

                  Number    Exhibit Description
                 ------     -------------------

                  20.1      Press release by the registrant on
                              October 16, 1996


                                   SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.


                                        BCP/ESSEX HOLDINGS INC.
                                            (Registrant)




   October 16, 1996                     /s/ James D. Rice
                                        ----------------------------------
                                        James D. Rice
                                        Vice President
                                        Chief Accounting Officer
                                        (Principal Accounting Officer)





                                                      Contact: Tom Castaldi
                                                      (219) 461-4381

                                 NEWS RELEASE


                   BCP/ESSEX HOLDINGS INC. ANNOUNCES RESULTS


   FORT WAYNE, Ind., October 16, 1996 -- BCP/Essex Holdings Inc. ("Holdings"), today announced results for the three-month and nine-month periods ended September 30, 1996.
             Net  sales  and net  income for  Holdings, through  its wholly owned subsidiary Essex Group, Inc. ("Essex"), for the three-month period ended September 30, 1996, were $328.8 million and $11.6 million, respectively. Despite a 29% decline in the average price of copper, net sales were 6.6 percent greater than third quarter 1995 sales of $308.3 million resulting primarily from increased sales volumes across most of Essex' business operations and the acquisition of a distribution operation in September 1995. Net income improved $5.5 million from third quarter 1995 net income of $6.1 million due primarily to improved margins, higher sales volumes and reduced interest expense partially offset by increased overhead expenses attributable to the distribution operation acquired in September 1995.
             Net  sales  and net  income  for the  nine-month  period ended
   September 30, 1996, were $974.7 million and $25.6 million, respectively. Net sales were 9.9 percent greater than the comparable period last year due to increased sales volumes and the acquisition of a distribution operation in September 1995, partially offset by lower copper prices. Improved sales volumes reflected increased demand for Essex' wire products within most of its major markets. Net income improved $18.4 million from the comparable period last year due primarily to higher sales volumes and improved margins, a decline in interest expense and a second quarter 1995 extraordinary charge of $3.0 million ($5.0 million before applicable tax benefit) partially offset by higher overhead expenses attributable to the distribution operation acquired in September 1995. The extraordinary charge was taken in connection with the retirement of bank debt under Essex' previous credit facility while the decline in interest expense was attributable to the May 1995 refinancing of Holdings' 16% Senior Discount Debentures due 2004 under Essex' new credit facilities.
             Holdings  is a holding company  for Essex, one  of the world's largest producers of electrical wire and cable products. Essex is included in the Fortune 1000 list of industrial and service companies and the Forbes 500 list of privately held companies. Essex' business operations are supported by 24 manufacturing facilities in 12 states producing a broad range of products that include magnet wire, building wire, automotive wire, appliance wire, industrial wire, electronic wire, specialty wiring assemblies, communication wire and electrical insulation materials.